Exhibit 10.2

CONSULTING SERVICES ASSIGNMENT
AND ASSUMPTION AGREEMENT

This Consulting Services Assignment and Assumption Agreement (“Agreement”) is entered into as of July __, 2010 (the “Effective Date”), by and between John R. Marshall (“Marshall”) and Coastal Partners Inc. (“Coastal”).  Each of Marshall and Coastal is a “Party”, and collectively they are the “Parties”.

Whereas, Marshall has entered into a certain Retirement and Consulting Agreement (“Consulting Agreement”) dated as of June 17, 2010, with Great Plains Energy Incorporated, Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company (“Company”), and

Whereas, the Consulting Agreement provides for, among other things, the provision of Consulting Services (as that term is defined in the Consulting Agreement) by Marshall to the Company, and

Whereas, the Consulting Agreement permits Marshall, with the Company’s consent, to assign all of his rights and obligations to perform Consulting Services to an entity affiliated with Marshall, and

Whereas, Marshall is a shareholder and officer of Coastal and wishes to assign all of his rights and obligations to perform Consulting Services to Coastal.

Therefore, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged, the Parties agree as follows:

1.  As of the Effective Date, Marshall assigns all of his rights and obligations to perform Consulting Services to Coastal, and Coastal accepts such assignment of rights (including, without limitation, the right to receive all compensation to be paid by the Company for such Consulting Services) and assumes all of Marshall’s obligations to perform Consulting Services.

2.  Coastal will perform such Consulting Services through the use of Marshall, in his capacity as an officer of Coastal.  Coastal and Marshall agree that Marshall’s services to Coastal with respect to the Consulting Services will not exceed twenty percent (20%) of the average level of services performed by Marshall for the Company during the thirty six (36) month period immediately preceding Marshall’s Retirement Date (as that term is defined in the Consulting Agreement).

In witness whereof, the Parties have signed this Agreement as of the Effective Date.

Coastal Partners Inc.                                                                     John R. Marshall

By: /s/ John R. Marshall                                                              /s/ John R. Marshall
Title:  President

The above assignment and assumption is consented to:

Great Plains Energy Incorporated
Kansas City Power & Light Company
KCP&L Greater Missouri Operations Company

By:  /s/ Michael J. Chesser
Michael J. Chesser
Chairman of the Board and Chief Executive Officer